EXHIBIT 23.1


            Consent of Independent Registered Public Accounting Firm



Trinity Learning Corporation
1831 Second Street
Berkeley, California 94710

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-112594) of our report dated November 22, 2004 relating to the consolidated financial statements of Trinity Learning Corporation appearing in the Company's Annual Report on Form 10-KSB for the year ended June 30, 2004. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.



/s/ BDO Spencer Steward
-----------------------

BDO Spencer Steward
Pretoria, South Africa

December 2, 2004